For Release: May 8, 2025
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the first quarter 2025
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2025 earnings, dated May 8, 2025, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the "Q1 2025 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the "Department"), risks related to unfavorable contract modifications or interpretations, risks related to consistently meeting service requirements to avoid the assessment of performance penalties, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as credit risk, prepayment risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets, including investment interests therein, and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to solar tax equity investments, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, solar construction, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, including changes to the regulatory environment from the change in presidential administration, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024	(1)
Interest income:
Loan interest	$166,439	178,434	216,724
Investment interest	41,389	42,815	52,078
Total interest income	207,828	221,249	268,802
Interest expense on bonds and notes payable and bank deposits	125,114	141,170	194,580
Net interest income	82,714	80,079	74,222
Less provision for loan losses	15,337	22,057	10,828
Net interest income after provision for loan losses	67,377	58,022	63,394
Other income (expense):
Loan servicing and systems revenue	120,741	137,981	127,201
Education technology services and payments revenue	147,330	108,335	143,539
Reinsurance premiums earned	24,687	18,673	12,780
Solar construction revenue	3,995	13,828	13,726
Other, net	23,694	27,794	4,082
Gain (loss) on sale of loans, net	909	42	(141)
Derivative settlements, net	746	1,087	1,757
Derivative market value adjustments, net	(6,324)	13,792	7,964
Total other income (expense), net	315,778	321,532	310,908
Cost of services and expenses:
Loan servicing contract fulfillment and acquisition costs	1,633	1,497	—
Cost to provide education technology services and payments	48,047	38,658	48,610
Cost to provide solar construction services	7,828	28,558	14,229
Total cost of services	57,508	68,713	62,839
Salaries and benefits	138,223	147,229	143,875
Depreciation and amortization	9,255	12,544	16,769
Reinsurance losses and underwriting expenses	22,212	16,180	11,317
Other expenses	48,226	50,681	45,528
Total operating expenses	217,916	226,634	217,489
Impairment expense and provision for beneficial interests	1,591	5,764	37
Total expenses	277,015	301,111	280,365
Income before income taxes	106,140	78,443	93,937
Income tax expense	(25,010)	(15,016)	(23,181)
Net income	81,130	63,427	70,756
Net loss (gain) attributable to noncontrolling interests	1,430	(268)	2,652
Net income attributable to Nelnet, Inc.	$82,560	63,159	73,408
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.26	1.73	1.98
Weighted average common shares outstanding - basic and diluted	36,478,426	36,461,513	37,156,971
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the March 31, 2025 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended March 31, 2025 that was filed with the Securities and Exchange Commission on May 8, 2025 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2025	December 31, 2024	March 31, 2024	(1)
Assets:
Loans and accrued interest receivable, net	$10,422,704	9,992,744	11,829,078
Cash, cash equivalents, and investments	2,523,067	2,395,214	2,112,999
Restricted cash	611,610	736,502	761,141
Goodwill and intangible assets, net	192,832	194,357	200,699
Other assets	441,745	458,936	470,295
Total assets	$14,191,958	13,777,753	15,374,212
Liabilities:
Bonds and notes payable	$8,656,157	8,309,797	10,582,513
Bank deposits	1,313,407	1,186,131	802,061
Other liabilities	859,385	982,708	753,918
Total liabilities	10,828,949	10,478,636	12,138,492
Equity:
Total Nelnet, Inc. shareholders' equity	3,419,523	3,349,762	3,297,190
Noncontrolling interests	(56,514)	(50,645)	(61,470)
Total equity	3,363,009	3,299,117	3,235,720
Total liabilities and equity	$14,191,958	13,777,753	15,374,212
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the March 31, 2025 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended March 31, 2025 that was filed with the Securities and Exchange Commission on May 8, 2025 for additional information.

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology – with many of these businesses serving customers in the education space. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes and manages investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). In the Nelnet Financial Services division, which includes Nelnet Bank, the Company is also actively expanding its private education, consumer, and other loan portfolios.
Reclassification and Immaterial Error Corrections
During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the March 31, 2025 presentation. Refer to the Company's quarterly report on Form 10-Q for the three months ended March 31, 2025 that was filed with the Securities and Exchange Commission on May 8, 2025 for additional information.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, are provided below.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP net income attributable to Nelnet, Inc.	$82,560	63,159	73,408
Realized and unrealized derivative market value adjustments (a)	6,324	(13,792)	(7,964)
Tax effect (b)	(1,519)	3,310	1,911
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$87,365	52,677	67,355
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.26	1.73	1.98
Realized and unrealized derivative market value adjustments (a)	0.17	(0.38)	(0.22)
Tax effect (b)	(0.04)	0.09	0.05
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$2.39	1.44	1.81
(a) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria are met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management and represents what earnings would have been had these derivatives qualified for hedge accounting. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Recent Developments - Partial Redemption of ALLO Investment
Nelnet has both a voting and preferred membership interest investment in ALLO. On April 18, 2025, ALLO executed a financing transaction that will result in gross proceeds to ALLO of $500 million (the “Financing”). In conjunction with the Financing, on April 18, 2025, Nelnet, ALLO, and certain other ALLO investors entered into a Membership Unit Redemption Agreement (the “Redemption Agreement”) pursuant to which ALLO will redeem certain of its membership interests from certain investors in ALLO, including Nelnet (the “Transaction”).
As part of the Transaction, ALLO will redeem all of Nelnet's outstanding preferred membership interests, including the preferred return accrued on such membership interests as of the closing date. In addition, ALLO will redeem a portion of Nelnet’s voting membership interest of ALLO. The Transaction is expected to close in late May 2025, subject to customary closing conditions.
Upon closing, Nelnet expects to receive aggregate cash proceeds of approximately $410 million from ALLO for these redemptions and recognize a pre-tax gain of approximately $175 million.
Immediately following the closing of the Transaction, Nelnet will not own any preferred membership interests of ALLO, but will maintain a significant voting equity investment in ALLO. Nelnet’s ownership of ALLO will decrease from 45% to approximately 26%. Nelnet will continue to account for its remaining voting membership interest of ALLO under the Hypothetical Liquidation at Book Value (HLBV) method of accounting, with the carrying value of such interest remaining at $0 as of the closing date of the Transaction.
Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2024 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary, property and casualty reinsurance activities, investment activities in real estate, and investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments.
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions, certain investment activities including its investment in ALLO, early-stage and emerging growth companies (venture capital investments), and solar tax equity investments, the operating results of the Company's solar engineering, procurement, and construction business, and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments reconciled to the consolidated financial statements for the three months ended March 31, 2025 and 2024.

	Three months ended March 31,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2025	2024
NDS	$18,512	15,990
•An increase in before tax operating margin due to an increase in private education and consumer loan servicing volume and a decrease in total expenses obtained through cost-saving measures. This was partially offset by a decrease in government loan servicing revenue due to lower revenue earned on a per borrower blended basis under the new government servicing contract (which the Company began recognizing revenue under on April 1, 2024).

NBS	47,462	47,635
•ETSP revenue increased to $147.3 million for the three months ended March 31, 2025 compared with $143.5 million for the same period in 2024. However, NBS experienced a decrease in before tax operating margin due to a decrease in FACTS education services revenue and an increase in operating expenses to support the growth in the customer base and investments in the development of new technologies. Net income and before tax operating margin will continue to be impacted by these items throughout 2025 compared with 2024.

Nelnet Financial Services division:
AGM	29,834	33,743
•The recognition of $13.0 million and $6.5 million in provision for loan losses for the three months ended March 31, 2025 and 2024, respectively. Increase was due to an increase of loan acquisitions in the first quarter of 2025.
•A decrease of $9.1 million in investment interest income for the three months ended March 31, 2025 compared with the same period in 2024, due to a decrease of interest earned on restricted cash driven by lower balances and a decrease in interest rates and a decrease of interest income from beneficial interest investments.
•A net loss of $3.8 million and net income of $5.7 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three months ended March 31, 2025 and 2024, respectively.
•An increase in net loan interest income of $16.6 million for the three months ended March 31, 2025 compared with the same period in 2024, due to an increase in loan spread driven by an increase in consumer loans funded with operating cash (versus funded with debt), partially offset by a decrease in the average balance of loans.

Nelnet Bank	1,952	1,147
•An increase of $4.8 million in net interest income for the three months ended March 31, 2025 compared with the same period in 2024 due to an increase in the average balance of loans and investments and an increase in net interest margin.
•A net loss of $2.5 million and net income of $2.3 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three months ended March 31, 2025 and 2024, respectively.
•The recognition of $2.3 million and $4.4 million of provision for loan losses for the three months ended March 31, 2025 and 2024, respectively.

NFS other operating segments	10,060	13,762
•Net interest income earned on investment debt securities (primarily student loan and other asset-backed securities) was $6.8 million for the three months ended March 31, 2025 compared with $12.2 million for the same period in 2024.

Corporate:
Unallocated corporate costs	(9,988)	(10,045)
Solar tax equity investments	1,205	2,314
•Includes operating results of the Company's tax equity investments in renewable energy solar partnerships. The Company accounts for these investments under the HLBV method of accounting, which commonly results in accelerated losses in the initial years of the investment. In the periods presented, these HLBV net losses are offset by gains recognized from sales of certain investments at the end of the contractual agreement (typically five years). These losses are also offset by revenue earned by the Company related to management, consulting, and performance fees provided on tax equity investments made by third parties. Due to the recognition pattern (accelerated losses in initial years and gains upon sale at the end of the contractual agreement), these investments may create volatility in earnings.
•Due to the Company's management and control of each of these partnerships, such partnerships that invest in tax equity investments are consolidated on the Company's consolidated financial statements, with the third-party co-investor's portion being presented as non-controlling interests.

Nelnet Renewable Energy - solar construction	(6,575)	(4,037)
•Since the acquisition of GRNE Solar in 2022, the Company has incurred low and, in some cases, negative margins on certain legacy solar construction projects. The Company has a handful of remaining legacy construction contracts to complete, down from over 30 at the beginning of 2024. Uncertain economic conditions have impacted the costs to complete existing construction contracts and new construction projects being initiated which may continue to negatively impact margins and revenue, respectively, in future periods.

ALLO investment	8,416	(8,593)
•The recognition of no loss in the three months ended March 31, 2025 compared with a loss of $10.7 million for the same period in 2024 related to the Company's ALLO voting membership interest investment. The loss recognized in the first quarter of 2024 reduced the Company's carrying value of its voting membership interest to $0. Absent additional equity contributions with respect to ALLO's voting membership interest, the Company will not recognize additional losses for its voting membership interest in ALLO.
•The recognition of income of $8.4 million on the Company's preferred membership interests in ALLO for the three months ended March 31, 2025 compared with $2.4 million for the same period in 2024.

Venture capital investments	4,220	(704)
•Includes operating results of the Company's venture capital investments. During the first quarter of 2025, the Company recognized income, net of losses, of $2.1 million from equity method investees, $1.7 million related to the periodic adjustment of certain fund investments to their respective fair value, and $0.6 million on certain measurement alternative investments as a result of observable price changes.

Other corporate activities	946	2,723
Eliminations/reclassifications	97	—
Net income before taxes	106,140	93,937
Income tax expense	(25,010)	(23,181)
Net loss attributable to noncontrolling interests	1,430	2,652	•The majority of noncontrolling interests represents losses attributed to noncontrolling membership interests related to the Company’s solar tax equity investments.
Net income	$82,560	73,408

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	154,469	11,971	166,440	—	—	—	166,439
Investment interest	721	6,939	12,769	12,496	32,925	8,820	2,312	(2,669)	41,389
Total interest income	721	6,939	167,238	24,467	199,365	8,820	2,312	(2,669)	207,828
Interest expense	—	—	114,303	12,077	126,380	770	633	(2,669)	125,114
Net interest income	721	6,939	52,935	12,390	72,985	8,050	1,679	—	82,714
Less provision for loan losses	—	—	13,012	2,325	15,337	—	—	—	15,337
Net interest income after provision for loan losses	721	6,939	39,923	10,065	57,648	8,050	1,679	—	67,377
Other income (expense):
LSS revenue	120,741	—	—	—	120,741	—	—	—	120,741
Intersegment revenue	5,684	64	—	—	5,748	—	—	(5,748)	—
ETSP revenue	—	147,330	—	—	147,330	—	—	—	147,330
Reinsurance premiums earned	—	—	—	—	—	24,687	—	—	24,687
Solar construction revenue	—	—	—	—	—	—	3,995	—	3,995
Other, net	112	—	3,995	142	4,249	1,110	18,238	97	23,694
Gain (loss) on sale of loans, net	—	—	909	—	909	—	—	—	909
Derivative settlements, net	—	—	582	164	746	—	—	—	746
Derivative market value adjustments, net	—	—	(3,795)	(2,529)	(6,324)	—	—	—	(6,324)
Total other income (expense), net	126,537	147,394	1,691	(2,223)	273,399	25,797	22,233	(5,651)	315,778
Cost of services and expenses:
Total cost of services	1,633	48,047	—	—	49,680	—	7,828	—	57,508
Salaries and benefits	69,574	41,741	1,221	2,816	115,352	478	22,496	(104)	138,223
Depreciation and amortization	2,654	2,430	—	339	5,423	—	3,833	—	9,255
Reinsurance losses and underwriting expenses	—	—	—	—	—	22,212	—	—	22,212
Postage expense	7,575				7,575			(7,575)	—
Servicing fees			6,911	667	7,578			(7,578)	—
Other expenses	10,832	9,048	888	1,358	22,126	772	15,586	9,741	48,226
Intersegment expenses, net	16,478	5,605	1,250	710	24,043	244	(24,055)	(232)	—
Total operating expenses	107,113	58,824	10,270	5,890	182,097	23,706	17,860	(5,748)	217,916
Impairment expense and provision for beneficial interests	—	—	1,510	—	1,510	81	—	—	1,591
Total expenses	108,746	106,871	11,780	5,890	233,287	23,787	25,688	(5,748)	277,015
Income (loss) before income taxes	18,512	47,462	29,834	1,952	97,760	10,060	(1,776)	97	106,140
Income tax (expense) benefit	(4,443)	(11,402)	(7,156)	(434)	(23,435)	(2,385)	810	—	(25,010)
Net income (loss)	14,069	36,060	22,678	1,518	74,325	7,675	(966)	97	81,130
Net loss (income) attributable to noncontrolling interests	—	45	(17)	—	28	(124)	1,623	(97)	1,430
Net income (loss) attributable to Nelnet, Inc.	$14,069	36,105	22,661	1,518	74,353	7,551	657	—	82,560

	Three months ended December 31, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	165,210	13,224	178,434	—	—	—	178,434
Investment interest	831	6,576	13,789	12,691	33,887	10,447	2,207	(3,726)	42,815
Total interest income	831	6,576	178,999	25,915	212,321	10,447	2,207	(3,726)	221,249
Interest expense	—	—	130,668	12,987	143,655	1,568	(327)	(3,726)	141,170
Net interest income	831	6,576	48,331	12,928	68,666	8,879	2,534	—	80,079
Less provision for loan losses	—	—	13,493	8,564	22,057	—	—	—	22,057
Net interest income after provision for loan losses	831	6,576	34,838	4,364	46,609	8,879	2,534	—	58,022
Other income (expense):
LSS revenue	137,981	—	—	—	137,981	—	—	—	137,981
Intersegment revenue	6,073	55	—	—	6,128	—	—	(6,128)	—
ETSP revenue	—	108,335	—	—	108,335	—	—	—	108,335
Reinsurance premiums earned	—	—	—	—	—	18,673	—	—	18,673
Solar construction revenue	—	—	—	—	—	—	13,828	—	13,828
Other, net	684	—	4,640	960	6,284	1,549	19,884	77	27,794
Gain (loss) on sale of loans, net	—	—	42	—	42	—	—	—	42
Derivative settlements, net	—	—	860	227	1,087	—	—	—	1,087
Derivative market value adjustments, net	—	—	8,297	5,495	13,792	—	—	—	13,792
Total other income (expense), net	144,738	108,390	13,839	6,682	273,649	20,222	33,712	(6,051)	321,532
Cost of services and expenses:
Total cost of services	1,497	38,658	—	—	40,155	—	28,558	—	68,713
Salaries and benefits	76,194	42,760	1,255	2,631	122,840	457	23,989	(57)	147,229
Depreciation and amortization	4,171	2,519	—	338	7,028	—	5,516	—	12,544
Reinsurance losses and underwriting expenses	—	—	—	—	—	16,180	—	—	16,180
Postage expense	8,470				8,470			(8,470)	—
Servicing fees			7,087	662	7,749			(7,749)	—
Other expenses	12,163	8,509	936	1,396	23,004	882	16,220	10,575	50,681
Intersegment expenses, net	15,528	4,669	1,281	632	22,110	188	(21,871)	(427)	—
Total operating expenses	116,526	58,457	10,559	5,659	191,201	17,707	23,854	(6,128)	226,634
Impairment expense and provision for beneficial interests	736	—	4,628	—	5,364	—	400	—	5,764
Total expenses	118,759	97,115	15,187	5,659	236,720	17,707	52,812	(6,128)	301,111
Income (loss) before income taxes	26,810	17,851	33,490	5,387	83,538	11,394	(16,566)	77	78,443
Income tax (expense) benefit	(6,434)	(4,298)	(8,038)	(1,222)	(19,992)	(2,711)	7,688	—	(15,016)
Net income (loss)	20,376	13,553	25,452	4,165	63,546	8,683	(8,878)	77	63,427
Net loss (income) attributable to noncontrolling interests	—	57	—	—	57	(97)	(151)	(77)	(268)
Net income (loss) attributable to Nelnet, Inc.	$20,376	13,610	25,452	4,165	63,603	8,586	(9,029)	—	63,159

	Three months ended March 31, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	209,628	7,096	216,724	—	—	—	216,724
Investment interest	1,894	7,866	21,835	9,968	41,563	15,616	3,815	(8,915)	52,078
Total interest income	1,894	7,866	231,463	17,064	258,287	15,616	3,815	(8,915)	268,802
Interest expense	—	—	190,905	9,497	200,402	2,418	676	(8,915)	194,580
Net interest income	1,894	7,866	40,558	7,567	57,885	13,198	3,139	—	74,222
Less provision for loan losses	—	—	6,455	4,373	10,828	—	—	—	10,828
Net interest income after provision for loan losses	1,894	7,866	34,103	3,194	47,057	13,198	3,139	—	63,394
Other income (expense):
LSS revenue	127,201	—	—	—	127,201	—	—	—	127,201
Intersegment revenue	6,886	49	—	—	6,935	—	—	(6,935)	—
ETSP revenue	—	143,539	—	—	143,539	—	—	—	143,539
Reinsurance premiums earned	—	—	—	—	—	12,780	—	—	12,780
Solar construction revenue	—	—	—	—	—	—	13,726	—	13,726
Other, net	710	—	4,983	375	6,068	161	(2,147)	—	4,082
Gain (loss) on sale of loans, net	—	—	(141)	—	(141)	—	—	—	(141)
Derivative settlements, net	—	—	1,555	202	1,757	—	—	—	1,757
Derivative market value adjustments, net	—	—	5,706	2,258	7,964	—	—	—	7,964
Total other income (expense), net	134,797	143,588	12,103	2,835	293,323	12,941	11,579	(6,935)	310,908
Cost of services and expenses:
Total cost of services	—	48,610	—	—	48,610	—	14,229	—	62,839
Salaries and benefits	76,722	40,167	1,195	2,721	120,805	358	23,521	(807)	143,875
Depreciation and amortization	5,109	2,683	—	260	8,052	—	8,716	—	16,769
Reinsurance losses and underwriting expenses	—	—	—	—	—	11,317	—	—	11,317
Postage expense	10,605				10,605			(10,605)	—
Servicing fees			8,951	233	9,184			(9,184)	—
Other expenses	8,933	7,558	1,109	1,111	18,711	485	13,402	12,931	45,528
Intersegment expenses, net	19,332	4,801	1,208	557	25,898	217	(26,845)	730	—
Total operating expenses	120,701	55,209	12,463	4,882	193,255	12,377	18,794	(6,935)	217,489
Impairment expense and provision for beneficial interests	—	—	—	—	—	—	37	—	37
Total expenses	120,701	103,819	12,463	4,882	241,865	12,377	33,060	(6,935)	280,365
Income (loss) before income taxes	15,990	47,635	33,743	1,147	98,515	13,762	(18,342)	—	93,937
Income tax (expense) benefit	(3,838)	(11,435)	(8,099)	(259)	(23,631)	(3,274)	3,723	—	(23,181)
Net income (loss)	12,152	36,200	25,644	888	74,884	10,488	(14,619)	—	70,756
Net loss (income) attributable to noncontrolling interests	—	17	—	—	17	(120)	2,755	—	2,652
Net income (loss) attributable to Nelnet, Inc.	$12,152	36,217	25,644	888	74,901	10,368	(11,864)	—	73,408

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Government loan servicing (a)	$87,358	103,217	105,474
Private education and consumer loan servicing (b)	22,696	24,819	12,620
FFELP loan servicing	2,633	2,642	3,380
Software services	6,992	6,415	4,541
Outsourced services	1,062	888	1,186
Loan servicing and systems revenue	$120,741	137,981	127,201
(a)    Three months ended December 31, 2024 included $10.9 million of non-recurring revenue related to a settlement regarding certain inflation provisions included in the Company's legacy servicing contract.
(b)    Three months ended December 31, 2024 included $4.0 million of non-recurring revenue related to conversion activity.

Loan Servicing Volumes

	As of
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Servicing volume (dollars in millions):
Government	$482,786	489,877	492,142	489,298	495,409	494,691
FFELP	12,826	13,260	13,745	14,576	15,783	17,462
Private and consumer	46,728	29,226	20,666	19,876	21,015	20,493
Total	$542,340	532,363	526,553	523,750	532,207	532,646

Number of servicing borrowers:
Government	13,453,127	14,049,550	14,114,468	14,096,152	14,328,013	14,503,057
FFELP	524,421	549,861	574,979	610,745	656,814	725,866
Private and consumer	1,645,423	1,168,293	851,747	829,072	882,256	894,703
Total	15,622,971	15,767,704	15,541,194	15,535,969	15,867,083	16,123,626

Number of remote hosted borrowers:	1,427,800	842,200	662,075	133,681	65,295	70,580
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Tuition payment plan services	$40,072	31,149	38,880
Payment processing	51,536	41,117	47,786
Education technology services	55,695	35,759	56,021
Other	27	310	852
Education technology services and payments revenue	$147,330	108,335	143,539
This segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
ALLO preferred return	$8,416	6,133	2,409
Investment activity, net	5,161	4,989	(1,298)
Borrower late fee income	1,587	1,369	3,133
Investment advisory services (WRCM)	1,473	1,508	1,508
Administration/sponsor fee income	1,305	1,375	1,546
Gain from solar investments, net (a)	456	4,559	2,780
Loss from ALLO voting membership interest investment	—	—	(10,693)
Other	5,296	7,861	4,697
Other, net	$23,694	27,794	4,082
(a)    The Company accounts for its solar investments using the HLBV method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The following table presents (i) the Company's recognized HLBV losses and gains recognized from sales of certain investments at the end of the contractual agreement (typically five years), which include losses and gains attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net losses and gains attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the Company's recognized net gain excluding amounts attributed to noncontrolling interest investors (such amount reflecting the before tax net income impact of such solar tax equity investments to the Company).

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Losses from HLBV accounting (gross)	$(2,616)	(6,530)	(1,427)
Gains from sales (gross)	3,072	11,089	4,207
Gains from solar investments, net	456	4,559	2,780
Less: (losses) gains attributable to noncontrolling members, net	(1,046)	970	(1,641)
Net gain, excluding amounts attributed to noncontrolling interest investors	$1,502	3,589	4,421

Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Basis swaps	$153	156	365
Interest rate swaps - floor income hedges	429	704	1,190
Interest rate swaps - Nelnet Bank	164	227	202
Total derivative settlements - income	$746	1,087	1,757
Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	March 31, 2025	December 31, 2024	March 31, 2024
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,102,961	2,108,960	2,546,852
Consolidation	6,567,323	6,279,604	7,836,200
Total	8,670,284	8,388,564	10,383,052
Private education loans	208,507	221,744	261,582
Consumer and other loans	381,215	345,560	155,308
Non-Nelnet Bank loans	9,260,006	8,955,868	10,799,942
Nelnet Bank:
Federally insured loans:
Stafford and other	10,336	—	—
Consolidation	99,851	—	—
Total	110,187	—	—
Private education loans	489,451	482,445	364,766
Consumer and other loans	161,995	162,152	118,957
Nelnet Bank loans	761,633	644,597	483,723
Accrued interest receivable	566,275	549,283	684,095
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(45,134)	(42,114)	(32,674)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(48,906)	(49,091)	(61,723)
Private education loans	(10,394)	(11,130)	(14,736)
Consumer and other loans	(43,904)	(38,468)	(18,761)
Non-Nelnet Bank allowance for loan losses	(103,204)	(98,689)	(95,220)
Nelnet Bank:
Federally insured loans	(362)	—	—
Private education loans	(9,893)	(10,086)	(3,660)
Consumer and other loans	(6,617)	(6,115)	(7,128)
Nelnet Bank allowance for loan losses	(16,872)	(16,201)	(10,788)
	$10,422,704	9,992,744	11,829,078
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "other investments and notes receivable, net" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of March 31, 2025, the Company’s ownership correlates to approximately $1.82 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Investment interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment interest" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.

The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	March 31, 2025	December 31, 2024	March 31, 2024
Non-Nelnet Bank:
Federally insured loans (a)	0.56%	0.59%	0.59%
Private education loans	4.98%	5.02%	5.63%
Consumer and other loans	11.52%	11.13%	12.08%
Nelnet Bank:
Federally insured loans (a)	0.33%	—	—
Private education loans	2.02%	2.09%	1.00%
Consumer and other loans	4.08%	3.77%	5.99%
(a)    The allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 20.2%, 20.6%, and 21.7% as of March 31, 2025, December 31, 2024, and March 31, 2024, respectively, and for Nelnet Bank was 16.3% as of March 31, 2025.
Loan Activity - Non-Nelnet Bank
The following table sets forth the activity of the Company's AGM (Non-Nelnet Bank) loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended March 31, 2025
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868
Loan acquisitions	702,800	—	129,787	832,587
Repayments, claims, capitalized interest, participations, and other, net	(230,558)	(12,535)	(93,984)	(337,077)
Loans lost to external parties	(58,764)	(702)	—	(59,466)
Loans sold	(131,758)	—	(148)	(131,906)
Balance as of March 31, 2025	$8,670,284	208,507	381,215	9,260,006

	Three months ended December 31, 2024
Balance as of September 30, 2024	$9,070,742	234,295	244,552	9,549,589
Loan acquisitions	2,000	—	194,333	196,333
Repayments, claims, capitalized interest, participations, and other, net	(248,071)	(11,005)	(80,677)	(339,753)
Loans lost to external parties	(57,208)	(1,546)	—	(58,754)
Loans sold	(378,899)	—	(12,648)	(391,547)
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868

	Three months ended March 31, 2024
Balance as of December 31, 2023	$11,686,207	277,320	85,935	12,049,462
Loan acquisitions	—	—	80,730	80,730
Repayments, claims, capitalized interest, participations, and other, net	(324,953)	(14,591)	(10,952)	(350,496)
Loans lost to external parties	(778,508)	(1,147)	—	(779,655)
Loans sold	(199,694)	—	(405)	(200,099)
Balance as of March 31, 2024	$10,383,052	261,582	155,308	10,799,942
Beginning in late 2021, the Company experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the CARES Act payment pause on Department held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under various programs. However, the Company has experienced a significant decrease in FFELP borrowers consolidating their loans into the Federal Direct Loan Program since August 2024 that has resulted in prepayment rates on the Company’s FFELP portfolio being more consistent with longer-term historical rates.

Loan Spread Analysis - Non-Nelnet Bank
The following table analyzes the loan spread on AGM’s (Non-Nelnet Bank) portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Variable loan yield, gross	7.43%	7.85%	7.99%
Consolidation rebate fees	(0.79)	(0.80)	(0.80)
Premium and deferred origination costs amortization, net of discount accretion	(0.13)	(0.08)	0.09
Variable loan yield, net	6.51	6.97	7.28
Loan cost of funds - interest expense	(5.39)	(5.86)	(6.50)
Loan cost of funds - derivative settlements (a) (b)	0.01	0.01	0.01
Variable loan spread	1.13	1.12	0.79
Fixed rate floor income, gross	0.04	0.03	0.01
Fixed rate floor income - derivative settlements (a) (c)	0.02	0.03	0.04
Fixed rate floor income, net of settlements on derivatives	0.06	0.06	0.05
Core loan spread	1.19%	1.18%	0.84%

Average balance of AGM's loans	$9,544,317	9,403,661	11,561,504
Average balance of AGM's debt outstanding	8,451,699	8,654,618	11,387,400
(a)    Derivative settlements represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Core loan spread	1.19%	1.18%	0.84%
Derivative settlements (basis swaps)	(0.01)	(0.01)	(0.01)
Derivative settlements (fixed rate floor income)	(0.02)	(0.03)	(0.04)
Loan spread	1.16%	1.14%	0.79%

(b)    Derivative settlements consist of net settlements received related to the Company’s basis swaps.
(c)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.

Loan Activity - Nelnet Bank
The following table sets forth the activity of Nelnet Bank's loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended March 31, 2025
Balance as of December 31, 2024	$—	482,445	162,152	644,597
Loan acquisitions and originations	111,002	29,041	4,555	144,598
Repayments	(815)	(22,035)	(4,712)	(27,562)
Balance as of March 31, 2025	$110,187	489,451	161,995	761,633

	Three months ended December 31, 2024
Balance as of September 30, 2024	$—	352,654	207,218	559,872
Loan acquisitions and originations	—	151,966	34,268	186,234
Repayments	—	(22,175)	(14,246)	(36,421)
Loans sold to AGM	—	—	(65,088)	(65,088)
Balance as of December 31, 2024	$—	482,445	162,152	644,597
	Three months ended March 31, 2024
Balance as of December 31, 2023	$—	360,520	72,352	432,872
Loan acquisitions and originations	—	16,715	56,847	73,562
Repayments	—	(12,469)	(10,242)	(22,711)
Balance as of March 31, 2024	$—	364,766	118,957	483,723
Average Balance Sheet - Nelnet Bank
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities for Nelnet Bank.

	Three months ended (a)
	March 31, 2025		December 31, 2024		March 31, 2024
	Balance	Rate	Balance	Rate	Balance	Rate
Average assets
Federally insured student loans	$25,621	6.55%	$—	—%	$—	—%
Private education loans	489,211	6.10	482,380	6.41	366,858	4.28
Consumer and other loans	162,602	10.47	194,105	11.17	97,136	13.23
Cash and investments	793,537	6.39	713,497	7.08	577,947	6.94
Total interest-earning assets	1,470,971	6.75%	1,389,982	7.42%	1,041,941	6.59%
Non-interest-earning assets	14,646		19,592		12,767
Total assets	$1,485,617		$1,409,574		$1,054,708
Average liabilities and equity
Brokered deposits	$249,259	1.95%	248,497	1.95%	$204,651	1.39%
Intercompany deposits	72,836	3.41	107,866	3.92	160,349	4.90
Retail and other deposits	962,954	4.21	854,323	4.59	544,136	4.90
Federal funds purchased and other borrowed money	10,404	4.69	24,532	10.02	—	—
Total interest-bearing liabilities	1,295,453	3.73%	1,235,218	4.11%	909,136	4.11%
Non-interest-bearing liabilities	8,602		8,347		8,477
Equity	181,562		166,009		137,095
Total liabilities and equity	$1,485,617		$1,409,574		$1,054,708
Net interest margin		3.46%		3.76%		3.00%
(a) Calculated using average daily balances.